Loan No. 98-674

                               HAZARDOUS SUBSTANCE
                            INDEMNIFICATION AGREEMENT


         This HAZARDOUS SUBSTANCE INDEMNIFICATION AGREEMENT ("Indemnity") is made as of the 14th day of October, 1998, by Brookdale Living Communities of New Mexico-SF, Inc., a corporation organized and existing under the laws of Delaware, whose address is c/o Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601 ("Operator"), and Brookdale Living Communities, Inc., a corporation organized and existing under the laws of Delaware whose address is 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Jr. ("Parent"). Operator and Parent are hereinafter collectively referred to as "Indemnitors" and each individually as an "Indemnitor") to and in favor of HELLER FINANCIAL, INC., a Delaware corporation, with a mailing address at 500 West Monroe Street, 30th Floor, Chicago, Illinois 60661 (HELLER FINANCIAL, INC. and its successors and assigns are hereinafter collectively referred to as "Lender").

                                    RECITALS

         A. Substantially contemporaneously herewith, Lender is entering into a financing transaction ("Loan") with The PDL Business Trust, a Delaware business trust ("Borrower"), which Loan is evidenced by a certain Fixed Rate Program Promissory Note Secured by Mortgage ("Note") in the principal amount of TWELVE MILLION TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($12,250,000) of even date herewith executed and delivered by Borrower, as maker, to the order of Lender, as payee, secured by, inter alia, a Ground Leasehold Mortgage, Assignment of Rents and Security Agreement and Fixture Filing of even date herewith ("Ground Lease Mortgage") encumbering certain real property located in Santa Fe, New Mexico and more fully described on Exhibit A attached hereto and incorporated herein ("Land") (the Note, the Ground Lease Mortgage, and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal, or extension thereof are hereinafter collectively referred to as the "Borrower Loan Documents"). Substantially contemporaneously herewith, Borrower and Operator are entering into a lease (the "Operator Lease") of the Property (as defined in the Ground Lease Mortgage) pursuant to which Operator will operate, manage and maintain the Property. In connection therewith, Operator has executed a guaranty of certain obligations of Borrower under the Borrower Loan Documents ("Guaranty") which Guaranty is secured by a Sub-Leasehold Mortgage, Assignment of Rents and Security Agreement and Fixture Filing ("Sub-Leasehold Mortgage") against Operator's interest in the Property under the Operator Lease. The Guaranty, this Indemnity and all other documents executed by Operator which evidence or secure the Guaranteed Obligations (as defined in the Guaranty) are collectively referred to as the "Guaranty Documents".

         B. Lender has required this Indemnity as a condition of Lender's disbursing the Loan and accepting the Guaranty.

         C. Parent owns all of the outstanding stock of Operator, and it is in each of Parent's and Operator's direct financial interest and benefit to induce Lender to make the Loan by executing and delivering this Indemnity.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Indemnity.

         Each Indemnitor hereby agrees, jointly and severally, unconditionally, absolutely and irrevocably, to indemnify, defend (with counsel reasonably acceptable to Lender and at Indemnitor's sole cost) and hold harmless Lender and its officers, directors, employees, shareholders, agents and affiliates (collectively the "Lender's Group"), against and in respect of any and all liabilities, obligations, deficiencies, demands, claims, actions, or causes of action, assessments, losses, costs, expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses), interest, fines, penalties, actual and punitive damages, and all costs and expenses of any and all investigations, remedial measures, proceedings, arbitrations, mediations, judgments, settlements, and compromises whatsoever (collectively the "Liabilities") sustained or incurred by Lender's Group resulting from or arising out of or by virtue of a claim made by any party resulting from:

(a) The presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, disposal (whether arranged or otherwise) or release from, the Land into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any "Hazardous Materials" (as hereinafter defined).

(b)      Any failure of the Land, any improvements located thereon or activities
         thereon  to  comply  with  all  applicable   "Environmental  Laws"  (as
         hereinafter defined).

(c) Any personal injury relating to the presence of any Hazardous Materials on or from the Land or the improvements located thereon.

         The term "Environmental Laws" shall include any federal, state or local laws or regulations relating to health, safety or protection of the environment. The term "Hazardous Materials" shall include Hazardous Substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., any petroleum or petroleum products, asbestos or asbestos containing material, or any other hazardous substances, hazardous wastes or hazardous materials as defined by other Environmental Laws.

         Notwithstanding anything contained herein to the contrary, the Indemnitors shall not be responsible for indemnifying or holding Lender harmless from and against Liabilities incurred in connection with or as a result of, any of the matters described in clauses (a) through (c) above inclusive to the extent: (A) that such Liabilities result from Hazardous Materials being placed on, above or under, or emitted from, the Land and/or improvements located thereon, (i) by Lender or its agents or (ii) subsequent to (and not resulting from any condition existing prior to) Indemnitors vacating, and relinquishing possession and control of, the Property and Lender or any successor in title to Borrower (other than Indemnitors or any of their respective affiliates) as a foreclosure purchaser or designee of Lender taking actual possession of, or title to, the Property; or (B) as long as necessary, and only to the extent necessary for the indemnification herein contained to be effective and enforceable, this agreement to indemnify Lender shall not extend to liability, claims, damages, losses or expenses arising out of: (1) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the Lender or the agents or employees of the Lender; or (2) the giving of or the failure to give directions or instructions by the Lender or the agents or employees of the Lender, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property. As used herein, the term "Property" shall mean "Property" as defined in the Ground Lease Mortgage.

2.       Indemnification Procedure.

(a) Notice. Each Indemnitor shall notify Lender promptly (and in any event within 10 business days) upon receipt of any inquiry, notice, claim, charge, cause of action or demand pertaining to the matters indemnified under Paragraph 1 above, including, without limitation, any notice of inspection, abatement or noncompliance, stating the nature and basis of such inquiry or notification. For identical notices from different Indemnitors, only one such notice needs to be provided to Lender. Each Indemnitor shall promptly deliver to Lender any and all documentation or records as Lender may reasonably request in connection with such notice or inquiry and shall keep Lender advised of any subsequent developments. If any person or entity entitled to indemnification under this Indemnity ("Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding against such Indemnified Party, Indemnified Party shall give written notice together with a statement of any available information regarding such claim to Indemnitors within 30 days after learning of such claim or within such shorter time as may be necessary to give Indemnitors a reasonable opportunity to respond to such claim. Indemnitors shall have the right, upon written notice to Indemnified Party within 30 days after receipt from Indemnified Party of notice of such claim, to conduct at Indemnitors' expense the defense against such claim in Indemnitors' own name, or if necessary in the name of Indemnified Party with counsel acceptable to Indemnified Party.

(b) Effect of Failure to Give Notice. If Indemnitors shall fail to give such notice to defend set forth in Paragraph 2.(a), Indemnitors shall be deemed to have elected not to conduct the defense of the subject claim, and in such event, Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim without the prior consent of Indemnitors, and Indemnitors will be liable for all costs, expenses, settlement amounts or other Liabilities paid or incurred in connection therewith.

(c) Parties to Cooperate. If Indemnitors elect to conduct the defense of the subject claim, Indemnified Party will cooperate with and make available to Indemnitors such assistance and materials as may be reasonably requested by Indemnitors, all at the expense of Indemnitors, and Indemnified Party shall have the right at Indemnitors' expense to participate in the defense assisted by counsel provided in accordance with Paragraph 2(a), provided that Indemnified Party shall have the right to compromise and settle the claim only with the prior consent of Indemnitors, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of Indemnified Party, Indemnitors will not enter into any settlement of any claim or cease to defend against a claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which Indemnified Party is not entitled to indemnification hereunder. Indemnitors shall not be entitled to control, and Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of Indemnified Party (and the cost of such defense shall constitute an amount for which Indemnified Party is entitled to indemnification under this Indemnity). If a firm decision is made to settle a claim, which offer Indemnitors are permitted to settle under this Paragraph 2.(c), and Indemnitors desire to accept and agree to such offer, Indemnitors will give written notice to Indemnified Party to that effect. If Indemnified Party fails to consent to such firm offer within 30 calendar days after such notice is given as provided herein, Indemnified Party may continue to contest or defend such claim and, in such event, the maximum liability of Indemnitors as to such claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by Indemnified Party through the end of such 30 day period.

(d) Effect of Judgment. Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon Indemnitors, and shall conclusively be deemed to be an obligation with respect to which Indemnified Party is entitled to prompt indemnification hereunder.

(e) Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Paragraph 2.(c) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

(f) Reduction of Loss. To the extent any Liabilities of an Indemnified Party are reduced by receipt of payment (i) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (ii) from third parties not affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) (such net payment being referred to herein as a "Reimbursement") shall be credited against such Liabilities; provided, however, (y) the pendency of such payments shall not delay or reduce the obligation of Indemnitors to make payment to Indemnified Party in respect of such Liabilities, and (z) Indemnified Party shall have no obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such Liabilities. If any Reimbursement is obtained subsequent to payment by any Indemnitors in respect to any Liabilities, such Reimbursement shall be promptly paid over to such Indemnitor.

(g) Subrogation. Indemnitors shall be subrogated to Indemnified Party's rights of recovery to the extent of any Liabilities satisfied by
         Indemnitors. Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof.

3.       Survival.

         Subject to the provisions of the last paragraph of Paragraph 1 hereof, the provisions of and undertakings and indemnification set out in this Indemnity shall continue in full force and effect and shall survive the satisfaction, termination, suspension or cancellation of the indebtedness evidenced by the Note, the release of the Ground Lease Mortgage, the acceptance by Lender of a deed in lieu of foreclosure with respect to the Land, a foreclosure of the Land and/or the exercise by Lender of any of its rights under any Loan Document. This Indemnity shall be continuing, irrevocable and binding on each of the Indemnitors, jointly and severally, and their respective successors and assigns, and shall inure to the benefit of Lender. Indemnitors' obligations hereunder may not be assigned. The dissolution of an Indemnitor shall not affect this Indemnity or any of Indemnitors' obligations hereunder.

4.       Controlling Provisions.

         The provisions of this Indemnity shall govern and control over any inconsistent provision of any other Borrower Loan Document or Guaranty Document, including, without limitation, Paragraph 10 of the Note, Section 5.13 of the Guaranty and any other exculpatory or non-recourse provisions.

5.       Waivers.

         Each Indemnitor hereby waives notice of the following events or occurrences: (a) Lender's acceptance of this Indemnity; (b) any Indemnitor's heretofore, now or at any time or times hereafter, granting to Lender of security interests, liens or encumbrances in any of such Indemnitor's assets or Lender's heretofore, now or from time to time hereafter obtaining, amending, substituting for, releasing, waiving or modifying any such security interests, liens or encumbrances; (c) Lender's heretofore, now or at any time or times hereafter, obtaining, releasing, waiving or modifying the Ground Lease Mortgage or the Sub-Leasehold Mortgage or any other lien or encumbrance in any other party's assets given to Lender to secure the Note, the Guaranty or this Indemnity; (d) Lender's heretofore, now or at any time or times hereafter, amending or modifying any of the Borrower Loan Documents or the Guaranty Documents other than this Indemnity; and (e) presentment, demand, notices of default, non-payment, partial payment and protest, and all other notices or formalities to which any Indemnitor may be entitled except as otherwise provided herein or in any of the other Guaranty Documents or the Borrower Loan Documents. Indemnitors agree that Lender heretofore, now or at any time or times hereafter, may do any or all of the foregoing in such manner, upon such terms and at such times as Lender, in its sole and absolute discretion, deems advisable, without in any way, manner or respect impairing, affecting, reducing or releasing Indemnitor from its obligations hereunder and Indemnitors hereby consent to each and all of the foregoing events or occurrences.

6.       Notice.

         Any notice to Parent or Operator provided for herein shall be given by mailing such notice by Federal Express or any other overnight carrier addressed to Parent and Operator at Parent's address stated above marked "Attention:
Darryl W. Copeland, Jr." or at such other address as Parent may designate by notice to Lender as provided herein. A copy of any such notice to Operator or Parent shall be delivered concurrently to each of the following by Federal Express or any other overnight courier: Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Robert J. Rudnik, Esquire; and Douglas E. Wambach, Burke, Warren, MacKay & Serritella, P.C., 330 North Wabash Avenue, 22nd Floor, Chicago, Illinois 60611. Any notice provided for herein shall be deemed to have been given to Parent and Operator on the first business day following such mailing in the manner designated herein. Any notice to Lender shall be given as set forth in the Sub-Leasehold Mortgage.

7.       Governing Law.

         This Indemnity shall be governed by the internal laws of the State of Illinois.

8.       Jury Trial Waiver.

         EACH INDEMNITOR, AND LENDER BY ITS ACCEPTANCE OF THIS INDEMNITY, HEREBY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS INDEMNITY AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH INDEMNITOR AND BY LENDER, AND INDEMNITOR AND LENDER EACH ACKNOWLEDGE THAT NEITHER OF THEM NOR ANY PERSON ACTING ON BEHALF OF EITHER OF THEM HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH INDEMNITOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH INDEMNITOR AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS INDEMNITY AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH INDEMNITOR AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS INDEMNITY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

9.       Severability.

         If any provision of this Indemnity or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Indemnity and the application of such provision or provisions to the other parties and circumstances will not be affected thereby, the provisions of this Indemnity being severable in any such instance.

10.      Limitation of Liability.

         No officer, director, shareholder, agent or representative of Parent shall be personally liable for any amount due or claim made by any Indemnified Party under this Indemnity.

                          [next page is signature page]

         IN WITNESS WHEREOF, the undersigned have executed this Hazardous Substance Indemnification Agreement as of the date first written above.


PARENT:

BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation


By____________________________
Name__________________________
Title_________________________


OPERATOR:

BROOKDALE LIVING COMMUNITIES OF NEW MEXICO-SF, INC., a Delaware corporation


By____________________________
Name__________________________
Title_________________________

Acknowledged and Accepted:

HELLER FINANCIAL, INC.


By:_________________________
Its:_______________________

                                 ACKNOWLEDGMENT


STATE OF ILLINOIS)
                                 ) SS
COUNTY OF COOK


         I,  ______________________________,  a  Notary  Public  in and for said
County, in the State aforesaid, DO HEREBY CERTIFY that _____________________________, who is personally known to me to be the
____________   President   and   ___________   Secretary  of  Brookdale   Living
Communities, Inc., a Delaware corporation, and the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he/she signed and delivered the said instrument as ____________ President and ___________ Secretary of said corporation and that the said ___________ Secretary then and there caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as (his/her) own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this ____ day of October, 1998.



                         -------------------------------------
                                       Notary Public
My Commission Expires:
----------------------

                                 ACKNOWLEDGMENT


STATE OF ILLINOIS                )
                                 ) SS
COUNTY OF COOK                   )


         I,  ______________________________,  a  Notary  Public  in and for said
County, in the State aforesaid, DO HEREBY CERTIFY that _____________________________ and _______________________________, who are
personally known to me to be the ____________ President and ___________ Secretary of Brookdale Living Communities of New Mexico-SF, Inc., a Delaware corporation, and the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that they signed and delivered the said instrument as ____________ President and
___________ Secretary of said corporation and that the said ___________ Secretary then and there caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as (his/her) own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this ____ day of _____________, 1998.



                                     -----------------------------------
                                                Notary Public
My Commission Expires:
----------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Parcel I

A tract of land within The City and County of Santa Fe, New Mexico, more particularly described as follows:

Beginning at a cross in concrete on the southerly R.O.W. line of Alta Vista Street, from whence the center of the sanitary sewer manhole No. C11a-5 bears North 40 deg. 00' West, 10.36 feet; thence, from said point and place of beginning, along said south R.O.W. line South 73 deg. 22' 25" East, 244.89 feet to a cross in concrete; thence leaving said south R.O.W. line, South 16 deg. 35' 50" West, 571.58 feet to a capped rebar; thence, North 84 deg. 26' 50" West,
249.54 feet to a capped rebar; thence North 16 deg. 36" East, 619.41 feet to the true point and place of beginning.

All as shown on plat of survey entitled "ALTA/ACSM land title survey prepared for Ponce de Leon Limited Partnership 640 Alta Vista Street, City of Santa Fe, Santa Fe County, New Mexico" recorded on July 31, 1998 as Document No. 1035,001 in Plat Book 392, page 11, and re-recorded in Plat Book 397, Page 009, as Reception No. 1044,176, records of Santa Fe County, New Mexico.

Parcel II

Together with that certain non-exclusive 30 foot entrance easement for ingress and egress as created by the dedication thereof and as shown on that certain plat entitled Survey For Escuela Replat of Tract "A" Into Tract "A1" and Tract "A2" For Ponce De Leon Project 610 Alta Vista, Santa Fe , New Mexico, filed December 18, 1995, and recorded in Plat Book 160, Page 18, records of Santa Fe County, New Mexico, (subject to all applicable terms, provisions and ordinances relating thereto.)